Exhibit 99.1

Investor Relations	Company Contact
Don Weinberger

Leah Berkovits

Wolfe Axelrod Weinberger Assoc.	Savient Pharmaceuticals, Inc.
212-370-4500	732-418-9300

FOR IMMEDIATE RELEASE

SAVIENT PHARMACEUTICALS, INC. ANNOUNCES APPOINTMENT OF ALAN RUBINFELD AS ACTING CFO

East Brunswick, New Jersey, December 24, 2003 — Savient Pharmaceuticals, Inc.  (Savient), (NASDAQ:SVNT) announced today that Alan Rubinfeld has been appointed as Acting Chief Financial Officer of Savient, effective January 5, 2004.  A search has been initiated to fill the vacated CFO position, held by Whitney K. Stearns, Jr., who has resigned.

Mr. Rubinfeld has more than 25 years of experience as the senior financial and operating executive of international manufacturing, distribution, and service businesses, including Chief Financial Officer of Atlantic Express Transportation Group, Inc., interim Chief Operating Officer of Vitaquest International, Inc., Executive Vice President, Chief Operating Officer, and Chief Financial Officer of Viva International Group, and Chief Financial Officer of Datatec Industries, Inc.  He served as Senior Vice President, Chief Operating Officer and Chief Financial Officer of Action Tungsram, Inc., which was acquired by General Electric.  Mr. Rubinfeld holds an MBA degree and is a Certified Public Accountant.  He is affiliated with Tatum Partners, a nationwide partnership that provides financial and information technology leadership, and he currently serves on the Business Advisory Board of Rider University, College of Business Administration.

The Company expects to complete, on a timely basis, its fiscal year 2003 audit and Annual Report on Form 10-K.

About Savient Pharmaceuticals, Inc.

Savient Pharmaceuticals, Inc. is a specialty pharmaceuticals company with expertise in developing, manufacturing, and marketing human health care products for niche and wider markets.  Products marketed by Savient’s sales force in the United States are Oxandrin® (oxandrolone, USP) and Delatestryl® (testosterone enanthate).  The Company’s subsidiary, Rosemont Pharmaceuticals Limited, develops, manufactures, and markets through its own sales force oral liquid formulations of prescription products for the UK pharmaceutical market.  The Company’s Israeli subsidiary, Bio-Technology General (Israel) Ltd., manufactures and markets in Israel Bio-Tropin™ (recombinant human growth hormone), BioLon™ (sodium hyaluronate), Bio-Hep-B® (hepatitis B vaccine), and Arthrease™ (sodium hyaluronate for osteoarthritis).  Products marketed by Savient’s licensees are Mircette® (oral contraceptive), and BioLon™ in the United States, and Bio-Tropin™, BioLon™, Bio-Hep-B®, Silkis® (vitamin D derivative), and recombinant human insulin, in international markets.  Savient’s news releases and other information are available on the Company’s website at www.savientpharma.com.

Arthrease is a trademark of DePuy Orthopaedics, Inc., except in Israel, where it is owned by Bio-Technology General (Israel) Ltd., Savient’s wholly owned subsidiary; Mircette is a registered trademark of Organon, Inc.; Puricase is a registered trademark of Mountain View Pharmaceuticals, Inc.; Silkis is a registered trademark of Galderma S.A.

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Statements in this news release concerning the Company’s business outlook or future economic performance, anticipated profitability, revenues, expenses or other financial items; and statements concerning assumptions made or expectations as to any future events, conditions, performance or other matters, are “forward-looking statements” as that term is defined under the Federal Securities Laws.  Forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those stated in such statements.  Such risks, uncertainties and factors include, but are not limited to, changes and delays in product development plans and schedules, changes and delays in product approval and introduction, customer acceptance of new products, development, introduction, or consumer acceptance of competing products, changes in pricing or other actions by competitors, patents owned by the Company and its competitors, changes in healthcare reimbursement, risk of operations in Israel, risk of product or other litigation liability, governmental regulation, dependence on  third parties to manufacture products and commercialize products, and  general economic conditions, as well as other risks detailed in the Company’s filings with the Securities and Exchange Commission.